Exhibit 99.1

Ainos Reports Full Year 2025 Financial Results and Highlights Commercial Momentum Entering 2026

AI Nose drove 499% revenue growth in 2025, with gross margin turning positive to 82.9%

2025 partnerships now driving scaled AI Nose deployments in 2026, supported by disciplined financing

HOUSTON, TX / ACCESS Newswire / March 30, 2026 / Ainos, Inc. (NASDAQ: AIMD)(NASDAQ: AIMDW) (“Ainos” or the “Company”) today reported financial results for the year ended December 31, 2025 and outlined commercialization momentum entering 2026.

During 2025, Ainos expanded its industrial ecosystem of AI Nose platform across semiconductor, smart factory, robotics, and industrial AI environments, establishing the foundation for deployment-driven growth. AI Nose deployments combine hardware sensing with recurring software and data monetization through Smell ID and the Smell Language Model (SLM).

“2025 marked our transition in expanding AI Nose’s commercial focus from healthcare into industrial markets. Our focus in 2025 was building the platform and partnerships required for scale,” said Eddy Tsai, Chairman and CEO of Ainos. “As we enter 2026, that groundwork is translating into operational momentum, with early AI Nose deployments underway, particularly in semiconductor environments. As deployments expand, AI Nose generates Smell ID data that continuously trains our SLM, reinforcing our long-term data advantage.”

“In 2025 we maintained a disciplined financial approach while supporting SmellTech platform’s scale. Total revenue increased approximately 499% year over year, mainly reflecting progress in our AI Nose commercialization. Gross margin improved significantly to approximately 82.9% in 2025, compared to a gross loss in 2024. Total operating expenses, excluding share-based compensation, depreciation and amortization, decreased 9% year-over-year, reflecting operational discipline as we prepare for deployment-driven growth, while reported operating expense increased about 2%,” Christopher Lee, CFO, commented.

“Subsequent to year-end, we strengthened our financial position through a New Taiwan Dollar 90 million financing (approximately USD$2,820,000), providing additional liquidity to support ongoing operations and deployment execution. This capital enhances our flexibility as we scale AI Nose commercialization while maintaining a disciplined approach to capital allocation,” Lee added.

Semiconductor Deployment Scaling Gains Momentum in 2026

In 2026, Ainos has launched early-stage deployments of AI Nose systems across semiconductor environments, including:

●	~200 systems for deployment in front-end wafer fabrication facilities targeted for 1Q 2026 for technical validation, supporting potential commercial integration.
●	~1,400 systems under a three-year $2.1 million deployment in semiconductor packaging and testing environments, targeted for completion in Q2 2026, with deposits received, and a roadmap contemplated to scale to up to 20,000 systems, subject to validation and contractual conversion.

These deployments aim to support system integration and real-world data generation in demanding semiconductor environments, serve as a foundation for scaled commercial rollout and revenue activation over time.

“We believe scent intelligence represents a new perception layer for artificial intelligence in the physical world, enabling machines to interpret environmental signals that previously could not be digitized,” Mr. Tsai concluded.

About AI Nose

AI Nose digitizes scent into Smell ID, an AI-driven form of scent intelligence. The full-stack electronic nose platform integrates high-precision MEMS sensor arrays with proprietary AI algorithms designed to support ppb-level scent detection sensitivity, subject to application conditions and deployment configurations. Smell ID converts analog scent signals into structured, actionable data, while the proprietary Smell Language Model (SLM) is designed to learn, classify, and contextualize complex scent patterns over time.

Built upon more than a decade of accumulated scent data and deep medtech expertise, AI Nose is designed to support continuous monitoring, predictive analysis, and real-time alerts across industrial and manufacturing environments. AI Nose is offered under a SmellTech-as-a-Service architecture, intended to support ongoing access to scent intelligence, analytics, and AI-driven insights through subscription-based deployment models.

About Ainos, Inc.

Ainos, Inc. (NASDAQ:AIMD) is a dual-platform AI and biotech company pioneering smelltech and immune therapeutics. Its AI Nose platform and smell language model (SLM) digitize scent into Smell ID, a machine-readable data format, powering intelligent sensing across robotics, smart factories, and healthcare. The company also develops VELDONA®, a low-dose oral interferon targeting rare, autoimmune, and infectious diseases. Ainos, a fusion of “AI” and “Nose,” is redefining machine perception for the sensory age. To learn more, visit https://www.ainos.com. Follow Ainos on X, formerly known as Twitter, (@AinosInc) and LinkedIn to stay up-to-date.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. There are a number of important factors that could cause actual results, developments, business decisions or other events to differ materially from those contemplated by the forward-looking statements in this press release. These factors include, among other things, our expectation that we will incur net losses for the foreseeable future; our ability to become profitable; our ability to raise additional capital to continue our product development; our ability to accurately predict our future operating results; our ability to advance our current or future product candidates through clinical trials, obtain marketing approval and ultimately commercialize any product candidates we develop; the ability to obtain and maintain regulatory approval of our product candidates; delays in completing the development and commercialization of our current and future product candidates; developing and commercializing additional products, including diagnostic testing devices; our ability to compete in the marketplace; compliance with applicable laws, regulations and tariffs, and factors described in the Risk Factors section of our public filings with the Securities and Exchange Commission (SEC). Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable law, the Company undertakes no obligation to update or revise these statements, whether as a result of any new information, future events and developments or otherwise.

Contact Information

Investor Relations

ir@ainos.com

Ainos, Inc.

Consolidated Balance Sheets

	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$417,353	$3,892,919
Accounts receivable	22	56
Inventory, net	295,565	143,756
Other current assets	425,859	301,077
Total current assets	1,138,799	4,337,808
Intangible assets, net	19,226,003	23,748,328
Property and equipment, net	343,281	559,645
Other assets	163,025	174,418
Total assets	$20,871,108	$28,820,199

Liabilities and Stockholders’ Equity
Current liabilities:
Contract liabilities	$350,000	$106,329
Convertible notes payable	-	3,000,000
Accrued expenses and other current liabilities	728,683	848,615
Total current liabilities	1,078,683	3,954,944
Convertible notes payable - noncurrent	11,000,000	9,000,000
Other long-term liabilities	1,229,843	348,945
Total liabilities	13,308,526	13,303,889
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized as of December 31, 2025 and 2024, respectively; none issued and outstanding	-	-
Common stock, $0.01 par value; 300,000,000 shares authorized as of December 31, 2025 and 2024; 6,982,675 shares and 3,085,477 shares issued and 5,882,675 and 3,085,477 shares outstanding as of December 31, 2025 and 2024, respectively	69,827	30,854
Treasury stock, at cost (1,160,000 and nil shares held as of December 31, 2025 and 2024, respectively)	(1,972,000)	-
Additional paid-in capital	77,234,374	68,644,301
Accumulated deficit	(67,520,328)	(52,749,316)
Accumulated other comprehensive loss - translation adjustment	(249,291)	(409,529)
Total stockholders’ equity	7,562,582	15,516,310
Total liabilities and stockholders’ equity	$20,871,108	$28,820,199

Ainos, Inc.

Consolidated Statements of Operations

	Years ended December 31,
	2025	2024
Revenues	$124,157	$20,729
Cost of revenues	(21,246)	(52,595)
Gross profit (loss)	102,911	(31,866)

Operating expenses:
Research and development expenses	7,749,772	8,413,923
Selling, general and administrative expenses	6,343,547	5,395,415
Total operating expenses	14,093,319	13,809,338
Loss from operations	(13,990,408)	(13,841,204)

Non-operating income (expenses), net
Interest expense	(711,903)	(616,467)
Issuance cost of senior secured convertible note measured at fair value	-	(308,336)
Fair value change of senior secured convertible note	-	(275,624)
Other income (expenses), net	(67,901)	179,270
Total non-operating expenses, net	(779,804)	(1,021,157)
Net loss before income taxes	(14,770,212)	(14,862,361)
Provision for income taxes	800	800
Net loss	$(14,771,012)	$(14,863,161)